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                                                                   Exhibit 10(b)

                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of April 25, 2000 by and between Resumix, Inc., a Delaware corporation (the "Company") and [name] ("Executive").

                                    RECITALS

         In order to induce Executive to serve as the [job title] of the Company, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

         Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth. It is therefore hereby agreed by and between the parties as follows:

         1. EMPLOYMENT.

         1.1 Subject to the terms and conditions of this Agreement (including
Section 2), the Company agrees to employ Executive during the term hereof as its [job title]. In [his/her] capacity as [job title] of the Company, Executive shall report to the [superior]1 and shall have the powers, responsibilities and authorities as are assigned by the [superior] from time to time.

         1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as the [job title] of the Company commencing on the Effective Date (as defined below), and agrees to devote [his/her] full working time and efforts, to the best of [his/her] ability, experience and talent, to the performance of services, duties and responsibilities in

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1  The Board of Directors for a CEO

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connection therewith. Executive shall perform such duties and exercise such powers, commensurate with [his/her] position as the [job title] of the Company, as the [superior] shall from time to time delegate to [him/her] on such terms and conditions and subject to such restrictions as such [superior] may reasonably from time to time impose.

         1.3 Nothing in this Agreement shall preclude Executive from engaging, so long as, in the reasonable determination of the Board, such activities do not interfere with [his/her] duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by [him/her] in publicly traded equity securities or other property (provided that no such investment may exceed 1% of the equity of any entity, without the prior approval of the Board) or from serving, subject to the prior approval of the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity. For purposes of the preceding sentence, any approval of the Board required therein shall not be unreasonably withheld.

         2. TERM OF EMPLOYMENT. This Agreement shall only become effective on the date on which the merger contemplated by the Agreement and Plan of Merger dated as of April 25, 2000 by and among HotJobs.com, Ltd. ("HJL"), Resumix Acquisition Corp., the Company and the stockholders of the Company who are signatories thereto (the "Merger Agreement") is consummated (the "Effective Date"). If the Merger Agreement is terminated prior to such date, this Agreement shall terminate and be void and of no further force or effect. Executive's term of employment under this Agreement shall commence on the Effective Date and, subject to the terms hereof, shall terminate on the earlier of (i) the third anniversary of the Effective Date (the "Termination Date") or (ii) the termination of Executive's employment pursuant to this

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Agreement (the period from the Effective Date until the termination of this
Agreement shall be the "Term").

         3. COMPENSATION.

         3.1 SALARY. The Company shall pay Executive a base salary ("Base Salary") at the rate of $_____ per annum during the Term. Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. Any increase in Base Salary shall be in the sole discretion of the Board and, as so increased, shall constitute "Base Salary" hereunder.

         3.2 COMPENSATION PLANS AND PROGRAMS. Executive shall be eligible to participate in any compensation plan or program maintained by HJL or the Company and generally made available to other employees of HJL or the Company, on terms comparable to those applicable to such other employees.

         4. EMPLOYEE BENEFITS.

         4.1 EMPLOYEE BENEFIT PROGRAMS, PLANS AND PRACTICES. The Company shall provide Executive during the term of [his/her] employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with [his/her] position in the Company and to the extent permitted under any employee benefit plan) in accordance with the terms thereof, which HJL or the Company generally makes available to its employees.

         4.2 VACATION. Executive shall be entitled to vacation, which shall be taken at such times as are consistent with Executive's responsibilities hereunder, in accordance with the Company's vacation policy.

         5. EXPENSES. Executive is authorized to incur reasonable expenses in carrying out [his/her] duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company

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will reimburse Executive for all such expenses upon presentation by Executive, from time to time, of accounts of such expenditures (appropriately itemized and approved consistent with the Company's policy).

         6. TERMINATION OF EMPLOYMENT.

         6.1 TERMINATION NOT FOR CAUSE OR FOR GOOD REASON. (a) The Company may terminate Executive's employment at any time for any reason and the Executive may terminate [his/her] employment with the Company for Good Reason (as defined below). If Executive's employment is terminated (a) by the Executive for Good Reason, or (b) by the Company other than (A) for Cause (as defined in Section
6.4 hereof) or (B) as a result of Executive's death or Permanent Disability (as defined in Section 6.2 hereof) prior to the Termination Date, Executive shall receive such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 3.2 hereof, to which [s/he] is entitled pursuant to the terms of such plans or programs. In addition, Executive shall be entitled to receive an amount (the "Termination Amount") in lieu of any other compensation (other than the Vacation Payment and the Compensation Payment referred to below), which Termination Amount shall be payable in twelve (12) monthly installments at the beginning of each month following such termination of employment pursuant to this Section 6.1. The Termination Amount shall consist of the excess of (A) the lesser of (i) an amount equal to Executive's annual Base Salary at the then current annual rate or (ii) an amount equal to the Base Salary which Executive would have received over the remaining term of this Agreement, over (B) any severance benefits to which Executive is or becomes entitled under the Resumix, Inc. Change In Control Benefit Plan. In addition, Executive shall be entitled to receive a cash lump sum payment in respect of accrued but unused vacation days in accordance with the Company's vacation policy (the "Vacation Payment") and

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to Base Salary earned but not yet paid (the "Compensation Payment") in connection with a termination of employment pursuant to this Section 6.1.

              (b) The Vacation Payment and the Compensation Payment shall be paid by the Company to Executive within five (5) days after the termination of Executive's employment pursuant to this Section 6.1 by check payable to the order of Executive or by wire transfer to an account specified by Executive.

              (c) As used herein, the term "Good Reason" shall be limited to (i) the requirement that the Executive perform [his/her] duties under this Agreement outside of the San Francisco/Palo Alto/Silicon Valley area (not including reasonable travel required in connection with the performance and discharge of such duties), (ii) a material diminution of the Executive's duties from those described in Section 1.1, after notice of any such diminution was given to the Company and a reasonable opportunity to cure such diminution, and (iii) a material breach of this Agreement by the Company after notice of any such breach was given to the Company and a reasonable opportunity to cure such breach.

         6.2 PERMANENT DISABILITY. If the Executive becomes disabled (as defined in the Company's Long-Term Disability Benefit Plan applicable to senior executive officers as in effect on the date hereof) ("Permanent Disability"), the Company or Executive may terminate Executive's employment on written notice thereof, and Executive shall receive or commence receiving, as soon as practicable:

              (i) amounts payable pursuant to the terms of a disability insurance policy or similar arrangement which the Company maintains during the term hereof;

              (ii) the Vacation Payment and the Compensation Payment; and

              (iii) such payments under applicable plans or programs, including but not limited to those referred to in Section 3.2 hereof, to which [s/he] is entitled pursuant to the terms of such plans or programs.


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         6.3 DEATH. In the event of Executive's death during the term of
[his/her] employment hereunder, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable:

              (i) any death benefits provided under the employee benefit programs, plans and practices referred to in Section 4.1 hereof, in accordance with their terms;

              (ii) the Vacation Payment and the Compensation Payment; and

              (iii) such payments under applicable plans or programs, including but not limited to those referred to in Section 3.2 hereof, to which Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

         6.4 VOLUNTARY TERMINATION BY EXECUTIVE; DISCHARGE FOR CAUSE. (a) The Company shall have the right to terminate the employment of Executive for Cause. In the event that Executive's employment is terminated (i) by the Company for Cause, as hereinafter defined, or (ii) by Executive other than for Good Reason or as a result of the Executive's Permanent Disability or death, prior to the Termination Date, Executive shall only be entitled to receive the Compensation Payment and the Vacation Payment. After the termination of Executive's employment under this Section 6.4, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein, to Executive shall thereupon cease and terminate.

              (b) As used herein, the term "Cause" shall be limited to (i) willful malfeasance or willful misconduct by Executive in connection with [his/her] employment, (ii) continuing refusal by Executive to perform [his/her] duties hereunder or any lawful direction of [superior] as required under Section 1.2, after notice of any such refusal to perform such duties or direction was given to Executive and a reasonable opportunity to cure such breach, (iii) any breach of the

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provisions of Section 12 of this Agreement by Executive or any other material breach of this Agreement by Executive after notice of any such breach (other than a breach of the provisions of Section 12 of this Agreement) and a reasonable opportunity to cure such breach or (iv) the commission by Executive of (A) any felony or (B) a misdemeanor involving moral turpitude.

         7. MITIGATION OF DAMAGES. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of [his/her] employment hereunder.

         8. NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

         To the Company:

                Resumix, Inc.
                890 Ross Drive
                Sunnyvale, California  94089
                Attn: Chief Executive Officer

         with a copy to:

                HotJobs.com, Ltd.
                24 West 40th Street
                14th Floor
                New York, New York  10018
                Attn: General Counsel

         To Executive:





Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other

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address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

         9. SEPARABILITY; LEGAL FEES. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

         10. ASSIGNMENT. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

         11. AMENDMENT. This Agreement may only be amended by written agreement of the parties hereto.

         12. NONDISCLOSURE OF CONFIDENTIAL INFORMATION; NON-DISPARAGEMENT; NON-COMPETITION.

              (a) Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent


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jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 12(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company or its affiliates (the "Restricted Group") or clients, customers, partners, prospective clients, prospective customers, or prospective partners that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

              (b) During the period of [his/her] employment hereunder and for a period of one (1) year thereafter (including under the circumstances described in paragraph (f) below), Executive agrees that, without the prior written consent of the Company, (A) [s/he] will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with any business of the Restricted Group, and (B) [s/he] shall not, on [his/her] own behalf or on behalf of any person, firm or company, directly or indirectly, solicit (other than solicitations made by means of general solicitations of employment not directed specifically to employee of the Restricted Group), offer employment to or hire any person who has been employed by the Restricted Group at any time during the 12 months immediately preceding such solicitation, and (C) [s/he] shall not, on [his/her] own behalf or on behalf of any person, firm or company, solicit, call upon, or otherwise communicate in any way, with any client, customer, prospective client or prospective customer

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of the Company or of any member of the Restricted Group for the purpose of causing or of attempting to cause any such person to purchase products sold or services rendered by the Company or by any member of the Restricted Group from any person other than the Company or such member of the Restricted Group.

              (c) Each of the Company and Executive agrees that such party will not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement that (i) in the case of Executive, is likely to have the effect of undermining or disparaging the reputation of the Company or any member of the Restricted Group, or their good will, products, or business opportunities, or that is likely to have the effect of undermining or disparaging the reputation of any officer, director, agent, representative or employee, past or present, of the Company or any member of the Restricted Group of (ii) in the case of the Company, is likely to have the effect of undermining or disparaging the reputation of the Executive.

              (d) For purposes of this Section 12, a business shall be deemed to be in competition with the Restricted Group if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by the Restricted Group as a material part of the business of the Restricted Group within the same geographic area in which the Restricted Group effects such purchases, sales or dealings or renders such services. Nothing in this Section 12 shall be construed so as to preclude Executive from investing in any publicly or privately held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 1% of the outstanding securities of such class.

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              (e) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 12 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this Agreement and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

              (f) If the Executive is still employed with the Company on the Termination Date, and if within the sixty (60) day period prior to the Termination Date the Company has offered the Executive a substantially similar contract with a one (1) year term where the Base Salary is increased at a rate equal to the percentage increase in the Consumer Price Index for the metropolitan area in which the Company has its headquarters as reported by the United States Department of Labor for the immediately preceding calendar year, but the Executive has elected not to accept such contract, then the provisions of this Section 12 shall continue to apply until the first anniversary of the Termination Date. In the event that the Executive is still employed on the Termination Date and the Company has not offered the Executive a substantially similar contract meeting the provisions of the preceding sentence, then the provisions of Section 12(b) of this Agreement shall terminate on the Termination Date. In either case, the remaining provisions of this Section 12 shall continue to apply for so long as is necessary to give effect thereto.

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         13. BENEFICIARIES; REFERENCES. Executive shall be entitled to select
(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of [his/her] incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to [his/her] beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

         14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. In particular, the provisions of Section 12 hereunder shall remain in effect as long as is necessary to give effect thereto.

         15. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

         16. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive. However, the Resumix, Inc. Change In Control Benefit Plan will continue to apply, and will reduce any severance benefits payable under this Agreement. Under no circumstances shall Executive be entitled to any other severance payments or benefits of any kind, except for the payments and benefits described herein.

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         17. WITHHOLDING. The Company shall be entitled to withhold from payment any amount of withholding required by law.

         18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.


                    [Company's name]

                    By                              Date:
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                    Name:
                    Title:

                                                    Date:
                      -------------------------          ------------------
                        [Executive's name]



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